UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2010

BLUEGATE CORPORATION
(Exact name of registrant as specified in its Charter)

Nevada
(State or other jurisdiction of Incorporation)

000-22711	76-0640970
(Commission File Number)	(IRS Employer Identification Number)

701 North Post Oak, Road, Suite 600, Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number,
Including Area Code: (713) 686-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The following transactions were effected on reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

Effective May 22, 2010, we sold 10 shares of Series D Preferred Stock to SAI Corporation (“SAIC”), a corporation controlled by Stephen Sperco.    Mr. Sperco is our CEO, President and a Director. Each share of Preferred Stock is convertible into 25,000 shares of common stock. SAIC agreed to grant a concession to the Company for the purchase of 10 shares of a newly created Series D Convertible non-Redeemable Preferred Stock, par value $.001, by modifying the existing Promissory Note and Security Agreement as follows: (1) SAIC's waiver of accrued interest of $84,740 for the period from February 1, 2010 through May 22, 2010, and (2) SAIC's waiver of any applicable interest payments for the period from May 23, 2010 through December 31, 2010 (estimated to be up to $109,973 without any present value effect). Effective January 1, 2011, if the Promissory Note is still in place, interest payments resume at the rate of 15% per annum. We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering.  The investors were knowledgeable about our operations and financial condition and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

Item 3.03 Material Modifications to Right of Security Holders.

On May 22, 2010, we designated the new class of Series D Non-Redeemable Preferred Stock (the “Preferred Stock”) consisting of 10 shares which have already been distributed to SAI Corporation.  The stated value per share of the Preferred Stock is $8,725.  Each share of Preferred Stock is convertible into 25,000 shares of common stock and has 150 times the number of votes its conversion-equivalent number of shares of common stock, or 3,750,000 votes per share of Preferred Stock.  The 10 shares of Preferred Stock will have an aggregate of 37,500,000 votes.  The Preferred Stock votes along with the common stock on all matters requiring a vote of shareholders and the Preferred Stock is not redeemable by us.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Exhibit
Number	Name
4.1	Certificate of Designation Series D Preferred Stock.
4.2	Preferred Stock Purchase Agreement—SAI Corporation.
4.3	Series D Preferred Stock Certificate—SAI Corporation.
4.4	Promissory Note and Security Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGATE CORPORATION
(signed)
Date: May 25, 2010	/s/ Charles E. Leibold
Charles E. Leibold
Chief Financial Officer